                                                                    EXHIBIT FS-4

                           NORTHEAST OHIO NATURAL GAS
                                INCOME STATEMENTS
               FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996-2000
                   AND FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                         1996(1)              1997(1)             1998(1)          1999(1)
OPERATING REVENUES
   Operating revenues & gas sales                   $    4,299,942      $   4,962,138      $    4,246,222     $    5,197,914
   Other                                                    60,371             51,552              66,088             78,904
                                                    ------------------------------------------------------------------------
                                    TOTAL REVENUE        4,360,313          5,013,690           4,312,310          5,276,818

OPERATING EXPENSES

   Purchased gas cost                                    1,625,645          2,024,706           1,581,721          2,002,831
   Operations                                            1,847,481          1,592,488           1,717,070          1,644,746
   Depreciation, depletion & amortization                  307,257            363,123             319,787            372,917
   Amortization of fair market value adjustments              -                   -                  -                60,567
   Maintenance                                             109,161             81,353              74,919             53,949
   General taxes                                           470,196            680,141             696,348            699,855
   Interest expense                                        160,655            148,306             139,891            211,549
                                                    ------------------------------------------------------------------------
                                   TOTAL EXPENSES        4,520,395          4,890,118           4,529,736          5,046,414
                                                    ------------------------------------------------------------------------

                                 OPERATING INCOME         (160,082)           123,573            (217,426)           230,403

TAXES ON INCOME

   Current                                                 (54,147)            43,459             (64,288)            15,825
   Deferred                                                                                        (9,637)            83,105
                                                    ------------------------------------------------------------------------
                                                           (54,147)            43,459             (73,925)            98,930
                                                    ------------------------------------------------------------------------
                                NET INCOME (LOSS)   $     (105,934)     $      80,113      $     (143,501)    $      131,473
                                                    ========================================================================


                                                                     2000(1)          2001(2)
OPERATING REVENUES
   Operating revenues & gas sales                           $    6,006,457     $    4,366,647
   Other                                                            67,663             25,773
                                                            ---------------------------------
                                    TOTAL REVENUE                6,074,120          4,392,420

OPERATING EXPENSES

   Purchased gas cost                                            2,643,394          2,444,968
   Operations                                                    1,722,268          1,033,540
   Depreciation, depletion & amortization                          451,528            251,720
   Amortization of fair market value adjustments                    63,200             31,600
   Maintenance                                                      76,496             31,324
   General taxes                                                   557,417            461,033
   Interest expense                                                356,071            280,158
                                                            ---------------------------------
                                   TOTAL EXPENSES                5,870,374          4,534,343
                                                            ---------------------------------

                                 OPERATING INCOME                  203,746           (141,923)

TAXES ON INCOME

   Current                                                         134,561            (63,661)
   Deferred                                                        (43,800)            26,151
                                                                    90,761            (37,510)
                                                            ---------------------------------
                                NET INCOME (LOSS)           $      112,985     $     (104,413)
                                                            =================================




Notes
-----
(1)   For the twelve months ended December 31.
(2)   For the six months ended June 30.